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                                                                  EXHIBIT 10.6.2


                                 AMENDMENT TO
                              INDEMNITY AGREEMENT

     THIS AMENDMENT to Indemnity Agreement (this "Amendment") is entered into by and between Sterling Commerce, Inc., a Delaware corporation (the "Corporation"), and _______________ ("Indemnitee"), a Director and/or Officer of the Corporation.

     WHEREAS, the Corporation and Indemnitee entered into an Indemnity Agreement, dated as of ___________ (the "Agreement");

     WHEREAS, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Agreement; and

     WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and Indemnitee desire to amend the Agreement as set forth below.

     NOW, THEREFORE, the Corporation and Indemnitee agree as follows:

     1. The first paragraph of Paragraph 7 of the Agreement shall be deemed to be deleted in its entirety and replaced with the following:

         7.  Right of Indemnitee to Indemnification Upon Application: Procedure
             ------------------------------------------------------------------
     Upon Application. Without limiting the obligation of the Corporation to
     ----------------
     promptly make payments in respect of Expenses in accordance with Paragraph 6, any indemnification under Paragraphs 3 and 4 shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, unless a determination is made within said 45-day period by (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who are not and were not parties to the relevant Proceeding, or (2) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4; provided, however, that following a Change in Control of the Corporation, any determination that Indemnitee has not met the relevant standards for indemnification may only be made by independent counsel selected by Indemnitee (and reasonably satisfactory to the Corporation) in a written opinion. The fees and expenses of such counsel shall be paid by the Corporation. As used herein, the term "Change in Control" shall have the meanings set forth in Annex 1.

     2. In all other respects, the terms of the Agreement will remain in full force and effect.

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     This Amendment is effective as of September 1, 1999.

                                        STERLING COMMERCE, INC.


                                        By:
                                           -------------------------------------
                                           Albert K. Hoover
                                           Senior Vice President and General
                                           Counsel


                                        INDEMNITEE


                                        ----------------------------------------

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                                                                          ANNEX1

                          "CHANGE IN CONTROL" DEFINED
                          ---------------------------

"Change in Control" means the occurrence of any of the following events:

          (i) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such transaction;

          (ii) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) had become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Corporation.

          (iv) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transmission; or

          (v) If, at any time during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this Section (v) each director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the directors of the Corporation (or a committee thereof) then still in office who were directors of the Corporation at the beginning of any such period will be deemed to have been a director of the Corporation at the beginning of such period.

Notwithstanding the foregoing provision of Sections (iii) or (iv), unless otherwise determined in a specific case by majority vote of the board of directors of the Corporation, a "Change in Control" shall not be deemed to have occurred for purposes of Section (iii) or (iv) solely because (A) the

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Corporation, (B) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of the Corporation, whether in excess of 20% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof.

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